Exhibit 21.01

FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

Worldwide Subsidiary List

	Percentage Ownership*	State /Country of Incorporation
Fairchild Semiconductor Corporation	100%	Delaware
Fairchild Semiconductor Corporation of California	100%	Delaware
ROCTOV, LLC	100%	Delaware
Fairchild Semiconductor West Corporation	100%	Delaware
Giant Holdings, Inc	100%	Delaware
System-General Corporation	100%	California
Silicon Patent Holdings	100%	California
Kota Microcircuits, Inc.	100%	Colorado
Fairchild Energy, LLC	100%	Maine
Giant Semiconductor Corporation	100%	North Carolina
Micro-Ohm Corporation	100%	North Carolina
Fairchild Semiconductor (Bermuda) Ltd.	100%	Bermuda
Fairchild Semiconductor Finland Oy	100%	Finland
Fairchild Semiconductor SARL	100%	France
Fairchild Semiconductor GmbH	100%	Germany
Fairchild Semiconductor Hong Kong Limited	100%	Hong Kong
Fairchild Semiconductor Hong Kong (Holdings) Limited	100%	Hong Kong
Fairchild Semiconductor Private (India) Limited	100%	India
Fairchild Semiconductor Srl	100%	Italy
Fairchild Semiconductor Japan Ltd.	100%	Japan
Fairchild Semiconductor (Malaysia) Sdn. Bhd.	100%	Malaysia
Fairchild Semiconductor Mauritius Ltd.	100%	Mauritius
Fairchild Semiconductor Mauritius (Trading) Ltd.	100%	Mauritius
Fairchild Semiconductor (Netherlands) B.V.	100%	Netherlands
Fairchild Semiconductor (Suzhou) Co ., Ltd.	100%	P.R. China
Fairchild Semiconductor (Shanghai) Co ., Ltd	100%	P.R. China
Fairchild Semiconductor Technology (Shanghai) Co ., Ltd	100%	P.R. China
SGC Semiconductor (ShenZhen) Co., Ltd.	100%	P.R. China
Fairchild Semiconductor Technology (Beijing) Co., Ltd	100%	P.R. China
Fairchild Semiconductor (Philippines), Inc.	100%	Philippines
Bestcyber Developments Limited	100%	Samoa
Fairchild Semiconductor Asia Pacific Pte. Ltd.	100%	Singapore
Fairchild Semiconductor Pte. Ltd.	100%	Singapore
Fairchild Korea Semiconductor Ltd.	100%	South Korea
Fairchild Semiconductor Sweden AB	100%	Sweden
TranSiC AB	100%	Sweden
New Conversion Co., Ltd.	100%	Taiwan
System General Corporation	100%	Taiwan
Fairchild Semiconductor Limited	100%	United Kingdom

*	Certain nominal shares are held by individual employees in certain jurisdictions to satisfy requirements of applicable national laws.